UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!

THE SHERWIN-WILLIAMS COMPANY
2024 Annual Meeting of Shareholders Vote by April 16, 2024 11:59 PM EDT

THE SHERWIN-WILLIAMS COMPANY 101 WEST PROSPECT AVENUE CLEVELAND, OHIO 44115-1075

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You invested in THE SHERWIN-WILLIAMS COMPANY and it’s time to vote!

You have the right to vote on the proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 17, 2024. The Annual Meeting will be held in a virtual format via webcast. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/SHW2024 and enter the 16-digit control number found on this notice and access on the date and time noted.

Get informed before you vote

View our Notice of Annual Meeting, Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to April 3, 2024. If you would like to request a copy of the materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

1. Election of Directors
Nominees:

1a. Kerrii B. Anderson	For

1b. Arthur F. Anton	For

1c. Jeff M. Fettig	For

1d. John G. Morikis	For

1e. Heidi G. Petz	For

1f. Christine A. Poon	For

1g. Aaron M. Powell	For

1h. Marta R. Stewart	For

1i. Michael H. Thaman	For

1j. Matthew Thornton III	For

1k. Thomas L. Williams	For

2. Advisory approval of the compensation of the named executive officers.	For

3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	For

4. Shareholder proposal to adopt a simple majority vote.	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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